Exhibit 3.6

BY-LAWS

OF

PAS, INC.

ARTICLE XI – WAIVER OF NOTICE

Section 11.01	Waiver of Notice	14

ARTICLE XII – AMENDMENTS

Section 12.01	Amendments	14

CERTIFICATION		14

BY-LAWS

OF

PAS, INC.

ARTICLE I - CORPORATE OFFICES

Section 1.01.        Principal Office.  The principal office of the Corporation shall be located at 1300 N 17th Street, Suite 1300, Arlington, Virginia 22209.

Section 1.02.        Other Offices.  The Corporation may also have offices at such other places both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - STOCKHOLDERS

Section 2.01.        Annual Meetings.  Annual meetings of the stockholders shall be held on a day duly designated by the Board of Directors in March of each year if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or on such other date, as shall be fixed by the Board of Directors, at which the stockholders shall elect the Board of Directors and may transact any business within the powers of the Corporation.

Section 2.02.        Special Meetings.  Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, any Vice-President, or by a majority of the Board of Directors, and shall be called forthwith upon the request in writing of the holders of 25% of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting, and business transacted at all special meetings shall be confined to the purpose or purposes so stated.

Section 2.03.        Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place or places within the United States of America as may from time to time be determined by the Board of Directors.

Section 2.04.        Notice of Meetings; Waiver of Notice.  Not less than ten (10) days nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose or purposes of the meeting.

Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at the address as it appears on the records of the Corporation.

Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she, before or after the meeting, signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 2.05.        Quorum.  The presence in person or by proxy of stockholders entitled to cast a majority of the votes at any meeting shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 2.06.        Votes Required.  A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles of Incorporation. Unless the Articles of Incorporation provide for a greater or lesser number of votes per share, or limit or deny voting rights, each outstanding share of stock regardless of class shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to any vote if any installment payable thereon is overdue and unpaid.

Section 2.07.        Proxies.  A stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the stockholder or his or her duly authorized attorney, dated, and notarized.

Section 2.08.        Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Secretary of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the secretary may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the stockholders declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.09.        List of Stockholders.  The Secretary or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a full, true, and complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence of which stockholders are entitled to examine such list or transfer books or to vote at the meeting of stockholders.

Section 2.10.        Conduct of Meetings.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or the President of the Corporation or, if he or she is not present, by a Vice-President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

Section 2.11.        Telephone Conference Meetings.  The stockholders may hold their meetings by conference telephone or similar communication equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 2.12.        Voting.  At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders present in person or by proxy and entitled to cast ten percent (10%) in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors.

Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors.

Inspectors may be elected by the stockholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of directors. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.

Section 2.13.        Order of Business.The order of business at all meetings of stockholders shall be as follows:

1.             Roll Call.

2.             Proof of Notice of Meeting or Waiver of Notice.

3.             Reading of Minutes of Preceding Meeting.

4.             Reports of Officers.

5.             Reports of Committees.

6.             Election of Directors.

7.             Unfinished Business.

8.             New Business.

Section 2.14.        Informal Action by Stockholders.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote on the subject matter of such meeting and any other stockholders entitled to notice of a meeting of stockholders (but not to vote at such meeting) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

Section 3.01.        General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and which are not inconsistent with these by-laws and the laws of this state.

Section 3.02.        Number, Tenure and Qualifications.  The number of directors shall be three (3) or such other number, but not less than three (3) nor more than seven (7), as may be designated from time to time by resolution of a majority of the entire Board of Directors, provided that so long as there are less than three (3) stockholders, the number of directors may be less than three (3), but not less than the number of stockholders. Directors need not be stockholders. The directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his or her successor shall have been elected and qualified.

Similarly, and in the event that the number of directors is increased as provided in these by-laws, the additional directors so provided for shall be elected by majority vote of the Board of Directors already in office, and shall hold office until the next annual meeting of stockholders or until his, her, or their successors shall be elected.

Section 3.03.        Manner and Place of Meeting. The Board of Directors may hold its meetings and have one or more offices, and keep the books of the Corporation, at such place or places within or outside the Commonwealth of Virginia as it may from time to time determine.

Section 3.04.        Telephone Conference Meetings. The Board of Directors may hold its meetings by conference telephone or similar communication equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 3.05.        Annual Meetings. An annual meeting of the Board of Directors shall be held without further notice than these by-laws immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide by resolution the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.06.        Special Meetings. Special meetings of the directors may be called by or at the request of the Chairman of the Board, the President, or any two (2) directors. The person or persons authorized to call special meetings of the directors may fix the place of holding any special meeting of the directors called by them.

The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.07.        Notice. Except as provided in Section 3.05, notice of any regular and special meetings shall be given at least ten (10) days prior thereto by written notice delivered personally, or by telegram or mail to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

Section 3.08.        Quorum. At any meeting of the directors, a majority of the Board shall constitute a quorum for the transaction of business; but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09.        Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.10.        Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by vote of a majority of directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her predecessor.

Section 3.11.        Removal of Directors. Any and all of the directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by vote of the stockholders.

Section 3.12.        Resignation. A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation. Unless specified in the notice, the resignation shall take effect upon thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3.13.        Compensation. No compensation shall be paid to directors as such for their services, but by resolution of the Board a fix sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14.        Presumption of Assent. A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.15.        Executive and Other Committees. The Board by resolution may designate from among its members one or more committees, each consisting of two (2) or more directors. Each such committee shall serve at the pleasure of the Board.

Section 3.16.        Informal Action by Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing settting forth such action is signed by all the directors entitled to vote on the subject matter of such meeting, and such consent is filed with the records of the Corporation.

ARTICLE IV - OFFICERS

Section 4.01.        Executive Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and also such other officers including a Chairman of the Board and/or one or more Vice-Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The President and Chairman of the Board shall be directors and the other officers may, but need not be, directors. Any two or more of the above offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or these by-laws to be executed, acknowledged, or verified by any two or more officers.

Section 4.02.        Election. After the organizational meeting of the Corporation, the officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting.

Section 4.03.        Term of Office. Each officer shall hold office until his or her successor has been duly elected and qualified, or until his or her death, or until he or she shall resign or shall be removed as hereafter provided.

Section 4.04.        Removal of Officers. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its opinion the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4.05.        Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.06.        Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4.07.        Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors unless the Board of Directors shall by a majority vote of a quorum elect a chairman other than the Chairman of the Board to preside. He or she may sign and execute all authorized deeds, mortgages, bonds, contracts or other obligations in the name of the Corporation; and he or she shall be ex-officio a member of all standing committees.

In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the President shall assume and perform all powers and duties given to the Chairman of the Board by these by-laws.

Section 4.08.        President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of its business affairs and properties. He or she shall, when present, preside at all meetings of the stockholders.

The President may sign all authorized certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.09.        Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the President, or in his or her absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the

President or the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions; otherwise, any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform other duties as may be assigned to him, her, or them by the Board of Directors or by the President.

Section 4.10.        Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders and the Board of Directors in books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of the bylaws or as required by law, (c) be custodian of the records of the Corporation, and in general perform all duties incident to the office of a secretary of a corporation and such other duties as from time to time may be assigned by the Board of Directors or the President.

Section 4.11.        Treasurer. The Treasurer shall (a) have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation (b) deposit or cause to be deposited in the name of the Corporation all monies or other valuable effects in such banks, trust companies or other depositories as shall from time to time be selected by the Board of Directors, (c) render to the President and to the Board of Directors whenever requested an account of the financial condition of the Corporation, and in general perform all duties incident to the office of a treasurer of a corporation and such other duties as may be assigned by the Board of Directors or the President.

Section 4.12.        Assistant Officers. Assistant Secretaries shall have such duties as may from time to time be assigned to them by the Board of Directors or the Secretary. Assistant Treasurers shall have such duties as may from time to time be assigned to them by the Board of Directors or the Treasurer.

Section 4.13.        Subordinate Officers. The Board of Directors may from time to time appoint any subordinate officers it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe the duties thereof.

ARTICLE V - INDEMNIFICATION

Section 5.01.        Defined Terms. Any word or words used in this Article which are defined in Section 13.1-697 et seq. of the Virginia Stock Corporation Act shall have the same meanings as provided in the statute, as it may be amended from time to time.

Section 5.02.        Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with any proceeding to the extent permitted by (and in accordance with the provisions of) Section 13.1-697 et seq.of the Virginia Stock Corporation Act, as it may be amended from time to time.

Section 5.03.        Other Employees and Agents. The Corporation may, as determined by the Board of Directors of the Corporation in its sole and absolute discretion, indemnify and advance expenses to an employee or agent of the Corporation who is not a director or officer of the Corporation in connection with any proceeding to the extent permitted by (and in accordance with the provisions of) Section 13.1-697 et seq. of the Virginia Stock Corporation Act, as it may be amended from time to time.

ARTICLE VI - STOCK

Section 6.01.        Certificates. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of stock owned by him or her in the Corporation. Such certificates shall be signed by the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or a facsimile or facsimiles of the signatures of any such officers, and sealed with the seal of the Corporation or a facsimile of such seal. Stock certificates shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation (whether because of death, resignation or otherwise) before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

Section 6.02.        Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 6.03.        Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock within or without the Commonwealth of Virginia, or, if none, at the principal office of the Corporation in the Commonwealth of Virginia.

Section 6.04.        New Certificates. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable, or it may delegate such power to any officer or officers of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate except upon the order of any court having jurisdiction in the premises.

ARTICLE VII - FINANCE

Section 7.01.        Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, may be issued in the name of the Corporation as the Board of Directors may from time to time designate.

Section 7.02.        Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.03.        Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.04.        Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 7.05.        Annual Reports. There shall be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office of the Corporation in this State. Such statement shall be prepared by or under the direction of the President or the Treasurer.

ARTICLE VIII - FISCAL YEAR

Section 8.01         Fiscal Year. The fiscal year of the Corporation shall end on the last day of the month of the year for which the Corporation files its first tax return.

ARTICLE IX - DIVIDENDS

Section 9.01         Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE X - GENERAL PROVISIONS

Section 10.01       Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions, and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

Section 10.02       Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 10.03       Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to them.

Section 10.04       Voting Upon Shares in Other Corporations. Stock of other corporations or associations which may from time to time be held by the Corporation, may be voted at any meeting of the shareholders of such corporation or association by the President or a Vice-President of the Corporation, or by proxy or proxies appointed by the President or one of the Vice-Presidents of the Corporation. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 10.05       Notices. Any notice or other document which is required by these by-laws to be mailed shall be deposited in the United States mails, postage prepaid.

Section 10.06       Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE XI - WAIVER OF NOTICE

Section 11.01       Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these by-laws or under the provisions of the Articles of Incorporation, a written waiver of such notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII - AMENDMENTS

Section 12.01       Amendments. The Board of Directors shall have the power and authority to amend, alter or repeal these by-laws or any provisions of these bylaws, any may from time to time make additional by-laws.

Certification

I hereby certify that these by-laws were approved and adopted by the Board of Directors of the Corporation at its organizational meeting held on March 1, 1989.

/s/ Clarence Jones
CLARENCE JONES
Secretary of the Meeting